U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 1, 2005

                         COMMISSION FILE NUMBER: 0-50834


                               SIAM IMPORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     NEVADA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                   73-1668122
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


          Suite 1801- 1 Yonge Street, Toronto, Ontario, Canada M5E 1W7
                                 (416) 214-3492
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)


                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 1, 2005, registrant ("Siam"), by and through its wholly-owned subsidiary, Siam Acquisition Corp., a Nevada corporation ("SAC"), entered into a Merger Agreement and Plan of Reorganization to acquire 100% of the total issued and outstanding shares of Vaughan Foods, Inc., an Oklahoma corporation ("Vaughan"), from the shareholders of Vaughan, in full and sole consideration of 11,580,000 shares of the registrant's restricted Common Stock, representing 96.5% of the total outstanding shares of Common Stock of Siam post-merger. The transaction did not involve the transfer of any funds. The 11,580,000 shares will be issued directly by Siam from its authorized but unissued shares of Common Stock. After completion of the merger, the shareholders of Vaughan will have direct beneficial ownership and voting control of Siam.

     In addition, 2,000,000 Vaughan Warrants shall be exchanged for the same number of validly issued Siam Warrants, each Siam Warrant entitling the holder to acquire one share of Siam Common Stock on substantially the same terms as applied to the Vaughan Warrant. Further, the holders of 80,000 Vaughan Unit Purchase Warrants shall convert their Vaughan Unit Purchase Warrants into 80,000 validly issued Siam Unit Purchase Warrants, each Siam Unit Purchase Warrant entitling the holder to purchase to acquire a unit consisting of four shares of Siam Common Stock and two warrants to purchase shares of Siam Common Stock on substantially the same terms as applied to the Vaughan Unit Purchase Warrant.

     There are no arrangements or understandings among members of the former and/or the new control groups and/or their respective associates with respect to the election of directors or other matters.

     There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 1, 2005, the Company authorized the issuance of 6,200,000 shares of restricted common stock, par value $.001, to MAC Partners, LP as payment in full for $6,200.00 of consulting services rendered in connection with negotiating the merger agreement with Vaughan. The 6,200,000 shares will be issued directly by Siam from its authorized but unissued shares of Common Stock. The registrant relied on Section 4(2) of the Securities Act for exemption from registration of these shares.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

     On December 1, 2005, the Company authorized the issuance of 6,200,000 shares of restricted common stock to MAC Partners, LP. After the 6,200,000 shares are issued, but before the merger with Vaughan is complete, MAC Partners, LP will own approximately 77.5% of the registrant's outstanding shares. The 6,200,000 shares will be issued directly by Siam from its authorized but unissued shares of Common Stock.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     On October 11, 2005, Saengjan Nutjaree resigned from the Board of Directors of Siam and Taber Wetz was appointed as Director. Mr. Wetz is President of MAC Partners, LP and has served as such since April 2005. Mr. Wetz began work as a financial analyst and has been working for MAC Partners since 2002. Prior to working with MAC Partners Mr. Wetz worked as a financial analyst for Visual

Strategies, LLC in 2001 and Remote Solutions, Inc. in 2002. Mr. Wetz also worked for Aurion Technologies in 2000 and 2001 as a financial analyst. Mr. Wetz received a Bachelor degree in Finance from Oklahoma State University in 2001.

     Mr. Wetz is not a director of any other public company. Additionally, there are no family relationships between Mr. Wetz and any other directors or executive officers.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits attached pursuant to Item 601 of Regulation SK:

     Exhibit 10 - Merger Agreement and Plan of Reorganization


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


DATED: December 7, 2005                 SIAM IMPORTS, INC.


                                        By: /s/ Dennis Eldjarnson
                                           ----------------------
                                           Dennis Eldjarnson
                                           President